Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
Geoff High, Vice President of Investor Relations
303-604-3924

DMC GLOBAL REPORTS FIRST QUARTER FINANCIAL RESULTS

•	Consolidated first quarter sales were $100.1 million, up 11% sequentially and 49% versus Q1 2018

•	Gross margin was 36%, up from 35% in Q4 2018 and 34% in Q1 2018

•	Operating income was $20.5 million versus $5.3 million in Q1 2018

•	Net income was $15.2 million, or $1.01 per diluted share; adjusted net income* was $15.2 million, or $1.02 per diluted share

•	Adjusted EBITDA* of $23.9 million was up 41% sequentially and 105% versus Q1 2018

BOULDER, Colo. - April 25, 2019 - DMC Global Inc. (Nasdaq: BOOM) today reported financial results for its first quarter ended March 31, 2019.

Consolidated sales were a record $100.1 million, up 49% versus the first quarter of 2018 and up 11% sequentially from the 2018 fourth quarter. The sales growth was driven by continued strong customer demand for intrinsically safe integrated switch-detonators and Factory-Assembled, Performance-Assured™ well perforating systems from DynaEnergetics, DMC’s oilfield products business. Sales at NobelClad, DMC’s composite metals business, also exceeded forecasts.

First quarter gross margin was 36% versus 34% in the 2018 first quarter and 35% in the 2018 fourth quarter. The improvement primarily resulted from a higher proportion of sales from DynaEnergetics, and an improved project mix at NobelClad.

Operating income was $20.5 million versus $5.3 million in the 2018 first quarter. Net income was $15.2 million, or $1.01 per diluted share, versus $3.9 million, or $0.26 per diluted share, in last year’s first quarter.

Adjusted operating income* was $20.5 million, and excludes $78,000 in restructuring expenses at NobelClad. Adjusted net income was $15.2 million, or $1.02 per diluted share.

First quarter adjusted EBITDA was $23.9 million versus $11.6 million in the 2018 first quarter and $16.9 million in last year’s fourth quarter.

Net debt* (total debt less cash and cash equivalents) at March 31, 2019, was $28.5 million versus $28.0 million at December 31, 2018.

DynaEnergetics
First quarter sales at DynaEnergetics were $79.8 million, up 63% from the 2018 first quarter and 26% sequentially. Gross margin was 39%, down from 40% in last year’s first quarter and flat versus the 2018 fourth quarter. Operating income was $23.1 million versus $8.7 million in the comparable year-ago quarter. Adjusted EBITDA was $24.5 million versus $13.4 million last year’s first quarter.

NobelClad
NobelClad reported first-quarter sales of $20.3 million, up 12% versus the 2018 first quarter and down 25% sequentially. The sequential decline relates to the accelerated production and delivery of a large chemical-industry order during last year’s fourth quarter. Gross margin was 26%, up from 18% in the 2018 first quarter and 25% in the fourth quarter. The improvement reflects the completion of NobelClad’s European consolidation effort, as well as the business’ successful efforts to capture value for its unique products and technologies, which led to a higher margin project mix. Operating income was $1.8 million versus an operating loss of $12,000 in the year-ago first quarter. Excluding restructuring charges, adjusted operating income was $1.9 million. Adjusted EBITDA was $2.7 million versus $948,000 in last year’s first quarter.

NobelClad’s trailing 12-month book-to-bill ratio at the end of the first quarter was 1.02. Order backlog was $40.5 million versus $29.9 million at the end of the 2018 fourth quarter.

Management Commentary
“DynaEnergetics continues to transform North America’s unconventional well-completion industry with its Factory-Assembled, Performance-Assured perforating systems,” said Kevin Longe, president and CEO. “During the first quarter, the business also benefitted from improved market conditions, which included a 32% increase in crude prices and improved well completion activity.

“The safety, efficiency and reliability of the DynaStage system is made possible by DynaEnergetics’ intrinsically safe, integrated switch-detonator, which remains a critical point of differentiation versus other pre-wired systems entering the market. The unmatched simplicity associated with installing this wire-free initiating system has helped reduce gun string assembly times by up to 80% versus conventional guns, and has enabled customers to complete up to 40% more stages per day. These benefits are leading to the continued expansion of DynaEnergetics’ customer base in unconventional basins across the United States.”

Longe said DynaEnergetics continues to add manufacturing capacity in response to improving market conditions and increasing demand. “A third automated detonator assembly line recently commenced production at our facility in Troisdorf, Germany, and we will begin installing an additional automated shaped charge line at our Blum, Texas plant later in the second quarter.”

Longe added, “NobelClad’s first quarter results benefitted from healthy demand from the downstream energy and aluminum smelting industries, as well as the award of multiple mid-size projects. NobelClad’s order backlog at the end of the quarter was at its highest level since the fourth quarter of 2015.

“The first quarter represented a strong start to 2019. I am very appreciative of the outstanding efforts of our employees and the continued support of our customers. I also am pleased we achieved a 25% return on invested capital*, which reflects the impact of our technology, product and market development programs, as well as our multi-year efforts to improve the operating efficiencies of our businesses.”

Guidance
Michael Kuta, CFO, said second quarter sales are expected in a range of $102 million to $107 million versus the $80.9 million reported in the 2018 second quarter. At the business level, DynaEnergetics is expected to report sales in a range of $82 million to $85 million versus $58.9 million reported in last year’s second quarter. NobelClad’s sales are expected to be approximately $20 million to $22 million versus $22 million reported in the 2018 second quarter.

Consolidated gross margin is expected to be in the 35% range versus 33% reported in the year-ago second quarter. The potential decline versus the 36% reported in this year’s first quarter reflects the possibility of higher material costs in advance of DynaEnergetics’ transition to in-house production of key components used in the DynaStage system.

Second quarter selling, general and administrative (SG&A) expense is expected to be approximately $16.5 million versus SG&A of $15.5 million in last year’s second quarter. Amortization expense is expected to be approximately $400,000 versus $791,000 in the second quarter last year, while interest expense is expected to be approximately $500,000.

Adjusted EBITDA is expected in a range of $22 million to $24.5 million versus $13.9 million in last year’s second quarter.

Kuta said that after a stronger-than-expected start to fiscal 2019, management has revised its prior full-year forecasts. Sales are now expected in a range of $405 million to $425 million versus the $326.4 million reported in 2018. Sales at DynaEnergetics are expected in a range of $325 million to $340 million versus the $237.4 million reported in 2018, while NobelClad’s expected sales remain in a range of $80 million to $85 million versus the $89.0 million in 2018. Full-year gross margin is expected in a range of 35% versus the 34% reported in 2018.

Kuta said full-year SG&A should be approximately $63 million to $66 million versus the $61.2 million reported in 2018. The increase relates to higher expected spending on sales and marketing programs at both DynaEnergetics and NobelClad. Anticipated amortization expense remains at approximately $1.6 million versus the $2.9 million reported in 2018.

Anticipated interest expense in 2019 remains in a range of $2.0 million to $2.25 million, and the expected effective tax rate for 2019 is still approximately 30%.

Adjusted EBITDA is expected in a range of $90 million to $100 million, up from 2018 adjusted EBITDA of $59.6 million. Full-year adjusted net income per share is expected in a range of $3.40 to $3.70 versus the $2.07 reported in fiscal 2018.

Anticipated capital expenditures in 2019 remain in the range of $25 million to $30 million.

Conference call information
Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain). Investors are invited to listen to the call live via the Internet at: https://www.investornetwork.com/event/presentation/46191, or by dialing 877-407-0778 (201-689-8565 for international callers). No passcode is necessary. Webcast participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days and a telephonic replay will be available through May 2, 2019, by calling 877-481-4010 (919-882-2331 for international callers) and entering the Conference ID #46191.

*Use of Non-GAAP Financial Measures
Adjusted EBITDA, adjusted operating income (loss), adjusted net income (loss), adjusted diluted earnings (loss) per share, net debt, and return on invested capital (ROIC) are non-GAAP (generally accepted accounting principles) financial measures used by management to measure operating performance and liquidity. Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation, restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). Adjusted operating income (loss) is defined as operating income (loss) plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Adjusted net income (loss) is defined as net income (loss) plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Adjusted diluted earnings (loss) per share is defined as diluted earnings (loss) per share plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Net debt is defined as total debt less cash and cash equivalents. ROIC is based on Bloomberg Finance's most recent calculation methodology and is computed as trailing 12-month net operating profit after tax divided by average invested capital, where average of invested capital is calculated based on the average of invested capital for the current period and invested capital for the same period a year ago. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses adjusted EBITDA in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance. As a result, internal management reports used during monthly operating reviews feature adjusted EBITDA measures. Management believes that investors may find this non-GAAP financial measure useful for similar reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. In addition, management incentive awards are based, in part, on the amount of adjusted EBITDA achieved during relevant periods. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to adjusted EBITDA is required by the lenders under DMC’s credit facility.

Net debt is used by management to supplement GAAP financial information and evaluate DMC’s performance, and management believes this information may be similarly useful to investors. Adjusted operating income (loss), adjusted net income (loss) and adjusted diluted earnings (loss) per share are presented because management believes these measures are useful to understand the effects of restructuring and impairment charges on DMC’s operating income (loss), net income (loss) and diluted earnings (loss) per share, respectively. ROIC is used by management as one measure of the effectiveness of DMC’s use of capital in its operations, and management believes it may be of similar usefulness to investors.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes, restructuring and impairment charges). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC’s ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About DMC
Based in Boulder, Colorado, DMC operates in two sectors: industrial infrastructure and oilfield products and services. The industrial infrastructure sector is served by DMC’s NobelClad business, the world’s largest manufacturer of explosion-welded clad metal plates, which are used to fabricate capital equipment utilized within various process industries and other industrial sectors. The oilfield products and services sector is served by DynaEnergetics, an international developer, manufacturer and marketer of advanced explosive components and systems used to perforate oil and gas wells. For more information, visit the Company’s website at: http://www.dmcglobal.com.

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Safe Harbor Language
Except for the historical information contained herein, this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including second quarter and full-year 2019 guidance on sales and gross margin, SG&A, litigation expense, amortization expenses, earnings per share, adjusted EBITDA, interest expense, and our effective tax rate; timing of the completion of DynaEnergetics’ new manufacturing capacity; and the anticipation at DynaEnergetics of increased customer demand, continued customer-base expansion and improving market conditions. Such statements and information are based on numerous assumptions regarding present and future business strategies, the markets in which we operate, anticipated costs and ability to achieve goals. Forward-looking information and statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results and performance to be materially different from those expressed or implied by such forward-looking information and statements, including but not limited to: our ability to realize sales from our backlog; our ability to obtain new contracts at attractive prices; the execution of purchase commitments by our customers, and our ability to successfully deliver on those purchase commitments; the size and timing of customer orders and shipments; changes to customer orders; product pricing and margins, fluctuations in customer demand; our ability to successfully execute and capitalize upon growth opportunities; the success of DynaEnergetics’ product and technology development initiatives; fluctuations in foreign currencies; fluctuations in tariffs and quotas; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; our ability to complete our capacity expansion initiatives on schedule and on budget; the availability and cost of funds; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in our SEC reports, including the annual report on Form 10-K for the year ended December 31, 2018. We do not undertake any obligation to release publicly revisions to any forward-looking statement, including, without limitation, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Three months ended			Change
	Mar 31, 2019	Dec 31, 2018	Mar 31, 2018	Sequential	Year-on-year
NET SALES	$100,135	$90,318	$67,313	11%	49%
COST OF PRODUCTS SOLD	63,730	58,879	44,560	8%	43%
Gross profit	36,405	31,439	22,753	16%	60%
COSTS AND EXPENSES:
General and administrative expenses	9,168	10,902	8,177	-16%	12%
Selling and distribution expenses	6,309	6,334	5,212	—%	21%
Amortization of purchased intangible assets	398	579	805	-31%	-51%
Restructuring expenses	78	561	144	-86%	-46%
Anti-dumping duty penalties	—	—	3,103	—%	-100%
Total costs and expenses	15,953	18,376	17,441	-13%	-9%
OPERATING INCOME	20,452	13,063	5,312	57%	285%
OTHER EXPENSE:
Other expense, net	(21)	(163)	(377)	87%	94%
Interest expense, net	(373)	(519)	(465)	28%	20%
INCOME BEFORE INCOME TAXES	20,058	12,381	4,470	62%	349%
INCOME TAX PROVISION	4,888	2,890	550	69%	789%
NET INCOME	15,170	9,491	3,920	60%	287%
NET INCOME PER SHARE
Basic	$1.02	$1.02	$0.26	—%	292%
Diluted	$1.01	$1.02	$0.26	-1%	288%
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	14,606,052	14,576,522	14,449,915	—%	1%
Diluted	14,671,689	14,676,240	14,449,915	—%	2%
DIVIDENDS DECLARED PER COMMON SHARE	$0.02	$0.02	$0.02

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

DynaEnergetics

	Three months ended			Change
	Mar 31, 2019	Dec 31, 2018	Mar 31, 2018	Sequential	Year-on-year
Net sales	$79,836	$63,178	$49,121	26%	63%
Gross profit	31,232	24,744	19,627	26%	59%
Gross profit percentage	39.1%	39.2%	40.0%
COSTS AND EXPENSES:
General and administrative expenses	3,722	6,577	3,844	-43%	-3%
Selling and distribution expenses	4,099	4,016	3,260	2%	26%
Amortization of purchased intangible assets	301	482	700	-38%	-57%
Anti-dumping duty penalties	—	—	3,103	—%	-100%
Operating income	23,110	13,669	8,720	69%	165%
Adjusted EBITDA	$24,509	$15,247	$13,382	61%	83%

NobelClad

	Three months ended			Change
	Mar 31, 2019	Dec 31, 2018	Mar 31, 2018	Sequential	Year-on-year
Net sales	$20,299	$27,140	$18,192	-25%	12%
Gross profit	5,360	6,799	3,192	-21%	68%
Gross profit percentage	26.4%	25.1%	17.5%
COSTS AND EXPENSES:
General and administrative expenses	1,244	1,217	1,080	2%	15%
Selling and distribution expenses	2,111	2,216	1,875	-5%	13%
Amortization of purchased intangible assets	97	97	105	—%	-8%
Restructuring expenses	78	561	144	-86%	-46%
Operating income (loss)	1,830	2,708	(12)	-32%	15,350%
Adjusted EBITDA	$2,705	$4,047	$948	-33%	185%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)

			Change
	Mar 31, 2019	Dec 31, 2018	From year-end
	(unaudited)
ASSETS

Cash and cash equivalents	$14,874	$13,375	11%
Accounts receivable, net	73,252	59,709	23%
Inventory, net	50,851	51,074	—%
Other current assets	7,015	8,058	-13%

Total current assets	145,992	132,216	10%

Property, plant and equipment, net	99,911	95,140	5%
Purchased intangible assets, net	7,882	8,589	-8%
Other long-term assets	12,321	4,473	175%

Total assets	$266,106	$240,418	11%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$29,747	$24,243	23%
Accrued anti-dumping penalties	8,000	8,000	—%
Contract liabilities	2,490	1,140	118%
Dividend payable	299	295	1%
Accrued income taxes	5,367	9,545	-44%
Current portion of long-term debt	3,125	3,125	—%
Other current liabilities	17,895	18,217	-2%

Total current liabilities	66,923	64,565	4%

Long-term debt	40,239	38,230	5%
Deferred tax liabilities	880	379	132%
Other long-term liabilities	9,153	2,958	209%
Stockholders’ equity	148,911	134,286	11%

Total liabilities and stockholders’ equity	$266,106	$240,418	11%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Three months ended
	Mar 31, 2019	Dec 31, 2018	Mar 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$15,170	$15,271	$3,920
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	1,798	1,777	1,570
Amortization of purchased intangible assets	398	579	805
Amortization of deferred debt issuance costs	47	46	190
Stock-based compensation	1,171	918	708
Deferred income taxes	343	(3,929)	(308)
Loss on disposal of property, plant and equipment	—	48	—
Restructuring expenses	78	561	144
Transition tax liability	—	—	(268)
Change in working capital, net	(12,008)	5,822	(9,739)
Net cash provided by (used in) operating activities	6,997	21,093	(2,978)
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(6,601)	(18,521)	(5,302)
Proceeds on sale of property, plant and equipment	204	—	—
Net cash used in investing activities	(6,397)	(18,521)	(5,302)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings (repayments) on revolving loans, net	2,750	(6,150)	7,898
(Repayments) borrowings on capital expenditure facility	(781)	6,010	3,278
Payment of dividends	(298)	(298)	(295)
Payment of deferred debt issuance costs	—	(4)	—
Net proceeds from issuance of common stock	—	210	—
Treasury stock purchases	(853)	—	(343)
Net cash provided by (used in) financing activities	818	(232)	10,538
EFFECTS OF EXCHANGE RATES ON CASH	81	(63)	(473)

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,499	2,277	1,785
CASH AND CASH EQUIVALENTS, beginning of the period	13,375	11,098	8,983
CASH AND CASH EQUIVALENTS, end of the period	$14,874	$13,375	$10,768

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

DMC Global

EBITDA and Adjusted EBITDA

	Three months ended			Change
	Mar 31, 2019	Dec 31, 2018	Mar 31, 2018	Sequential	Year-on-year
Net income	$15,170	$9,491	$3,920	60%	287%
Interest expense, net	373	519	465	-28%	-20%
Income tax provision	4,888	2,890	550	69%	789%
Depreciation	1,798	1,777	1,570	1%	15%
Amortization of purchased intangible assets	398	579	805	-31%	-51%

EBITDA	22,627	15,256	7,310	48%	210%
Restructuring	78	561	144	-86%	-46%
Accrued anti-dumping penalties	—	—	3,103	—%	-100%
Stock-based compensation	1,171	918	708	28%	65%
Other expense, net	21	163	377	-87%	-94%
Adjusted EBITDA	$23,897	$16,898	$11,642	41%	105%

Adjusted operating income

	Three months ended			Change
	Mar 31, 2019	Dec 31, 2018	Mar 31, 2018	Sequential	Year-on-year
Operating income, as reported	$20,452	$13,063	$5,312	57%	285%
Restructuring programs:
NobelClad	78	561	144	-86%	-46%
Accrued anti-dumping penalties	—	—	3,103	—%	-100%
Adjusted operating income	$20,530	$13,624	$8,559	51%	140%

Adjusted Net Income and Adjusted Diluted Earnings per Share

	Three months ended March 31, 2019
	Pretax	Tax	Net	Diluted EPS
Net income, as reported	$20,058	$4,888	$15,170	$1.01
Restructuring programs:
NobelClad	78	—	78	0.01
Adjusted net income	$20,136	$4,888	$15,248	$1.02

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	Three months ended December 31, 2018
	Pretax	Tax	Net	Diluted EPS
Net income, as reported	$12,381	$(2,890)	$15,271	$1.02
Restructuring programs:
NobelClad	561	—	561	0.04
Impact of tax valuation allowances	—	8,860	(8,860)	(0.60)
Adjusted net income	$12,942	$5,970	$6,972	$0.46

	Three months ended March 31, 2018
	Pretax	Tax	Net	Diluted EPS
Net income, as reported	$4,470	$550	$3,920	$0.26
Restructuring programs:
NobelClad	144	—	144	0.01
Accrued anti-dumping duties	3,103	—	3,103	0.22
Adjusted net income	$7,717	$550	$7,167	$0.49

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

Return on Invested Capital

		Three months ended
		Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019
Operating income		$10,229	$8,820	$13,063	$20,452
Income tax provision (benefit) (1)		3,555	3,396	(2,809)	4,990
Net operating profit after taxes (NOPAT)		6,674	5,424	15,872	15,462
Trailing Twelve Months NOPAT					43,432

	Balances as of
	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019
Allowance for doubtful accounts	1,269	572	490	513	574
Deferred tax assets	—	—	—	(4,001)	(3,843)
Deferred tax liabilities	265	606	849	379	880
Accrued income taxes	4,603	6,557	9,299	9,545	5,367
Current portion of long-term debt	—	—	—	3,125	3,125
Long-term debt	29,350	34,611	41,454	38,230	40,239
Total stockholders' equity	111,357	114,229	119,390	134,286	148,911
Total invested capital	146,844	156,575	171,482	182,077	195,253

Trailing Twelve Months Return on Invested Capital (ROIC)					25%

(1) Tax calculation for NOPAT:
	Three months ended				Twelve months ended	Three months ended
	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Dec 31, 2018	Mar 31, 2019
Income Before Income Taxes	4,470	9,766	7,990	12,381	34,607	20,058
Income Tax Provision	550	3,394	3,080	(2,890)	4,134	4,888
Effective Tax Rate	12.3%	34.8%	38.5%	(23.3)%	11.9%	24.4%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

DynaEnergetics

	Three months ended			Change
	Mar 31, 2019	Dec 31, 2018	Mar 31, 2018	Sequential	Year-on-year
Operating income	$23,110	$13,669	$8,720	69%	165%
Adjustments:
Accrued anti-dumping penalties	—	—	3,103	—%	-100%
Depreciation	1,098	1,096	859	—%	28%
Amortization of purchased intangibles	301	482	700	-38%	-57%
Adjusted EBITDA	$24,509	$15,247	$13,382	61%	83%

NobelClad

	Three months ended			Change
	Mar 31, 2019	Dec 31, 2018	Mar 31, 2018	Sequential	Year-on-year
Operating income (loss)	$1,830	$2,708	$(12)	-32%	15,350%
Adjustments:
Restructuring	78	561	144	-86%	-46%
Depreciation	700	681	711	3%	-2%
Amortization of purchased intangibles	97	97	105	—%	-8%
Adjusted EBITDA	$2,705	$4,047	$948	-33%	185%